Exhibit (i)



                               CONSENT OF COUNSEL




                  We hereby consent to the use of our name and to the references to our Firm under the caption "Counsel" included in the Statement of Additional Information that is included in Post-Effective Amendment No. 102 (File No. 33-07404) and Amendment No. 102 (File No. 811-4760) to the Registration Statement on Form N-1A of Scudder Advisor Funds.




/s/ Willkie Farr & Gallagher


June 30, 2003
New York, New York